                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[.]  Soliciting Material Pursuant to ? 240.14a-11(c) or ? 240.14a-12

                                ALLIANCE BANCORP
                                ----------------
                (Name of Registrant as Specified in its Charter)

              LA SALLE FINANCIAL PARTNERS, LIMITED PARTNERSHIP AND
              ----------------------------------------------------
                   THE COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE
                   -------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

        2)   Form, Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

LaSalle Financial has not obtained the consent of Institutional Shareholder Services or Jayson Bozek to the use of the following material as proxy soliciting material.

[LOGO]  INSTITUTIONAL
        SHAREHOLDER
        SERVICES(SM)

--------------------------------------------------------------------------------
Proxy Contest:                                                  ALLIANCE BANCORP

ABCL (OTC)

ANNUAL MEETING: June 23, 1999

RECORD DATE: May 12, 1999

SECURITY ID: 01852J105 (CUSIP) 2020211 (SEDOL)


-------------------------------------------------------------------------------------
                                 MEETING AGENDA
-------------------------------------------------------------------------------------
  ITEM     CODE      MANAGEMENT PROPOSALS (WHITE CARD)       MGT. REC       ISS REC.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
 | |1      M0201     Elect Directors                           For          WITHHOLD
-------------------------------------------------------------------------------------
 | |2      M0101     Ratify Auditors                           For            FOR
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
  ITEM     CODE        DISSIDENT PROPOSALS (GREEN CARD)      DIS. REC       ISS REC.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
 | |1      M0225     Elect Directors (Opposition Slate)        For            FOR
-------------------------------------------------------------------------------------
 | |2      M0101     Ratify Auditors                           For            FOR
-------------------------------------------------------------------------------------

*TO FOLLOW ISS'S RECOMMENDATION, EXECUTE YOUR VOTES ON THE DISSIDENT GREEN PROXY CARD AND DISCARD MANAGEMENT'S WHITE PROXY CARD.




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Alliance Bancorp * June 10, 1999    (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDERS
SERVICES                                                                  PAGE 2
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--------------------------------------------------------------------------------
                           FINANCIAL SUMMARY

--------------------------------------------------------------------------------
INCOME STATEMENT SUMMARY ($ in millions except per share data)
--------------------------------------------------------------------------------
                                   1996*       1997**       1998**       ACG***
                                   -----       ----         ----         ---
Net Interest Income                $28.51      48.33        $52.21       NMF

Net Income                           5.70      14.36         15.10       NMF

EPS (Basic)                          0.78       1.34          1.33       NMF

Dividends per share                  0.29       0.47          0.50       NMF

--------------
*Fiscal Year Ended; December 31
**Fiscal Year Ended; September 30
*** Annual Compound Growth
Source: Company Annual Report


--------------------------------------------------------------------------------
PERFORMANCE SUMMARY
--------------------------------------------------------------------------------
                                               1-YEAR       3-YEAR       5-YEAR
                                               ------      -------       ------
Total shareholder returns, company             -24.8%       11.0%        12.3%

Total shareholder returns, index                40.4%       29.1%        24.5%

Total shareholder returns, peer group           -6.8%       28.9%        22.5%

--------------
Source: Company Proxy Statement

--------------------------------------------------------------------------------

     BUSINESS: Holding company for a federally  chartered savings bank

     STATE OF INCORPORATION: Delaware

     ACCOUNTANTS: KPMG LLP









--------------------------------------------------------------------------------
Alliance Bancorp * June 10, 1999    (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                  PAGE 3
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         CORPORATE GOVERNANCE PROFILE
--------------------------------------------------------------------------------
GOVERNANCE PROVISIONS
--------------------------------------------------------------------------------
Classified board (Charter)

Supermajority (80%) shareholder vote required to approve mergers (Charter)

Restrictions on shareholder's ability to remove directors with or without cause (Charter)

Supermajority (80%) shareholder vote required to approve certain business combinations (Charter)

Restrictions on shareholders' right to call special meetings (Charter)

Supermajority (80%) shareholder vote required to amend charter or bylaws
(Charter)

Elimination of cumulative voting rights (Charter)

No shareholder right to call a special meeting (Charter)

Blank check preferred stock (Charter)


--------------------------------------------------------------------------------
GOVERNANCE MILESTONES
--------------------------------------------------------------------------------
None


--------------------------------------------------------------------------------
SEVERANCE AGREEMENTS
--------------------------------------------------------------------------------
Golden parachute executive severance agreements triggered by termination of employment following a change in control

Executive severance agreements triggered by termination of employment following a change in control

Change-in-control provisions in executive stock option or other compensation plans

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
Alliance Bancorp * June 10, 1999    (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                  PAGE 4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STATE STATUTES: Delaware
--------------------------------------------------------------------------------

Labor contract provision

Three-year freezeout provision


--------------------------------------------------------------------------------



























--------------------------------------------------------------------------------
Alliance Bancorp * June 10, 1999    (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                  PAGE 5
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               DIRECTOR PROFILES
--------------------------------------------------------------------------------
       NAME                   CLASSIFICATION           TERM      DIR.       NO
                                                       ENDS      SINCE     STOCK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
MANAGEMENT NOMINEES

Edward J. Burns(1)                   AO                2002      1963

Whit G. Hughes                       IO                2002      1982

Edward J. Nusrala                    IO                2002      1997

William R. Rybak                     IO                2002      1986

Donald E. Sveen                      IO                2002      1971

MANAGEMENT CONTINUING
DIRECTORS

Kenne P. Bristol                     I                 2001      1986

Howard A. Davis(2)                   I                 2001      1995

Howard R. Jones                      IO                2000      1991

H. Verne Loeppert                    IO                2001      1964

David D. Mill                        IO                2001      1967

Fredric G. Novy(3)                   I                 2000      1994

William C. O'Donnell                 IO                2000      1979

Russell F. Stephens, Jr.             IO                2000      1971

Vernon B. Thomas, Jr.                IO                2000      1969

Richard E. Webber(4)                 AO                2001      1959
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
Alliance Bancorp * June 10, 1999    (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                  PAGE 6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 DIRECTOR PROFILES
--------------------------------------------------------------------------------
       NAME                   CLASSIFICATION           TERM      DIR.       NO
                                                       ENDS      SINCE     STOCK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DISSIDENT NOMINEES

George L. Barr                       IO                2002       N/A

William D. King                      IO                2002       N/A

Richard J. Nelson                    IO                2002       N/A
--------------------------------------------------------------------------------

               CLASSIFIED BOARD: YES         CEO AS CHAIRMAN: NO
               CURRENT NOMINEES: 5           RETIRED CEO ON BOARD: NO






--------------------------------------------------------------------------------
Alliance Bancorp * June 10, 1999    (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDERS
SERVICES                                                                  PAGE 7
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                   COMPOSITION OF COMMITTEES
-----------------------------------------------------------------------------------------------
      AUDIT         TYPE        COMPENSATION                TYPE      NOMINATING          TYPE
-----------------------------------------------------------------------------------------------
 Howard R. Jones     IO        Edward J. Burns               AO

 H. Verne Loeppert   IO        Whit G. Hughes                IO

 David D. Mill       IO        Edward J. Nusrala             IO

 Edward J. Nusrala   IO        Russell F. Stephens, Jr.      IO

 William R. Rybak    IO        Donald E. Sveen               IO
-----------------------------------------------------------------------------------------------

  COMMITTEE NAME ASSIGNED BY COMPANY:

  AUDIT: Audit and Compliance Committee
  COMPENSATION: Compensation and Personnel Administration Committee
  NOMINATION: Nominating Committee






--------------------------------------------------------------------------------
Alliance Bancorp * June 10, 1999    (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                  PAGE 8
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                               CAPITAL STRUCTURE
--------------------------------------------------------------------------------
CAPITAL STRUCTURE
--------------------------------------------------------------------------------

                             VOTES           AUTHORIZED             SHARES
TYPE OF SHARES             PER SHARE           SHARES            OUTSTANDING
  Common stock               1.00            21,000,000           11,030,320

--------------------------------------------------------------------------------
OWNERSHIP INFORMATION
--------------------------------------------------------------------------------
  BENEFICIAL OWNER                                            TOTAL VOTING POWER
  Officers & Directors                                              16.60%

  Institutions                                                      21.10%

---------------
Sources: Bloomberg Business News/Company Proxy

     Note: As of May 12, 1999, all officers and directors as a group beneficially owned 16.60 percent of the company's common stock.

     PROXY CONTEST

     Alliance Bancorp faces a proxy contest at its June 23 annual meeting from a dissident group lead by La Salle Financial Partners, LP (LFP). LFP, which is the company's largest shareholder with a 4.98-percent stake, is submitting its dissident slate of three director nominees in opposition to the Alliance board. At the meeting, shareholders will be asked to elect five nominees to a classified board that currently consists of 15 members. Thus, the LFP nominees would constitute only a minority of board members if elected. Management and the dissident group agree on management's choice of auditors, which is the only other item that has been submitted for shareholder approval

     LFP intends to seek reimbursement from the company for its solicitation costs, which it estimates will total $160,000. In evaluating the proxy contest, ISS spoke with Kenne Bristol (CEO) and Fredric Novy (chairman) of Alliance, while LFP's Richard Nelson spoke on behalf of the dissidents.

     The proxy contest is the result of unsuccessful negotiations between the two parties as to whether or not LFP would obtain board representation. In May 1998, LFP requested that the company's board be increased by one seat and that Mr. Nelson be appointed to fill the

--------------------------------------------------------------------------------
Alliance Bancorp * June 10, 1999     (c)1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDERS
SERVICES                                                                  PAGE 9
--------------------------------------------------------------------------------

position. This request resulted in a meeting between Mr. Nelson and a committee of the Alliance board to discuss his credentials and experience, which was followed up with a letter from LFP stating that if the board did not act favorably to the request by Aug. 28, 1998, LFP would then nominate its own slate of directors. Management indicated that the board was already too large at 15 members and that further additions would only exacerbate the problem.

DISSIDENT POSITION

The dissident group has grown weary of the company's chronically substandard operating performance, which it says is a manifestation of an ill-conceived acquisition strategy and a comparatively high cost structure. To Mr. Nelson, the clearest proof of this is in Alliance's stock performance, which has lagged that of its peer over a significant amount of time. Mr. Nelson believes that his slate of nominees, which includes himself, has the independence and the experience to ask the hard questions of management and will make sure that management takes all the necessary steps to increase shareholder value. His two main objectives are to (1) work with management to improve the operations of the company; and (2) persuade the other directors to retain a top-tier investment banking firm to identify potential buyers for the company.

LFP says that the company's recent operating performance has been below that of other comparable thrifts in the Midwest. During the fourth quarter of 1998, Alliance had the lowest price to tangible book value of nine Midwestern thrifts with assets of between $2 and $5 billion, and it tied for last for lowest price to core earnings. The poor results carried into the first quarter of 1999 as well, with the company posting return on average equity (ROE) of 9.9 percent, return on average assets (ROA) of 0.94 percent, and EPS of 0.39 percent, representing year-over-year decreases of 9.8 percent, 9.7 percent, and 4.9 percent respectively. Mr. Nelson adds that the company's Q1 results were aided by a $600,000 reduction of income tax expense resulting from a review of the company's tax liability. Had this adjustment not occurred, EPS would have been reduced even further, to $0.34 per share.

The dissidents contend that this poor performance is clear evidence that the company's past strategy of acquiring other thrifts has failed its shareholders due to the relatively high prices that had to be paid in the transactions and their lack of profit potential. Mr. Nelson notes that the company's cost structure is high relative to that of its peers and questions why the company needs two leaders in Messrs. Novy and Bristol. Last year the company paid Mr. Bristol $260,000 in salary for his efforts as CEO (a 13-percent increase from the previous year) and Mr. Novy $225,000 (a 26-percent increase) for his work as chairman, while both men garnered $100,000 bonuses in 1998. The dissidents found the salary increases and bonus awards puzzling in light of the fact that shareholders realized a 25-percent loss over the same time period.


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Alliance Bancorp * June 10, 1999    (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
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SERVICES                                                                 PAGE 10
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Nor is there any light at the end of the tunnel, according to Mr. Nelson.  He is especially concerned about the company's plan to originate more multi-family, consumer, home equity, commercial real estate, and indirect auto loans. Because the company's focus has been on mortgage loans secured by one-to-four family residences, Mr. Nelson believes that the company may be taking on substantially greater amounts of risk than it can handle and emphasizes that some thrifts have followed similar strategies in the past and have found themselves in financial trouble as a result.

As an alternative to management's strategy, LFP believes that the best way to maximize the company's share value is to actively identify and pursue a sale of the company on terms that "are fair and in the best interests of all shareholders." In that way, shareholders may receive the benefits of the industry's consolidation in the form of an attractive acquisition price for their shares. While acknowledging that acquisition prices have come down somewhat, Mr. Nelson states that Alliance might be able to garner a price to book multiple of 2.0x, which at current prices would amount to around $30.00 per share. However, he stresses that he is not married to any preconceived price range. Rather, he would like shareholders to elect his minority slate so that they can have a hand in any merger negotiations and deliberations. He believes their independence will serve as a check on a board that may not ask enough tough questions of management.

MANAGEMENT POSITION

Management counters that the company's performance has not been as bad as the dissidents have outlined and that it has a viable long-term strategy that is based on sound business fundamentals. In the company's view, election of the dissident slate of nominees may result in a "fire sale" of the company at prices that will not benefit all shareholders.

Rather than focusing on a single quarter's earnings, management says that shareholders should focus on long-term achievements. Net income in 1998 exceeded $15.1 million, or $1.26 per diluted share, and would have been $17.8 million (a 24-percent increase over 1997), if the costs associated with the Southwest Bancshares, Inc., acquisition were excluded. The company's loan portfolio has averaged an annualized growth rate of 25 percent from Sept. 30, 1996, to Dec. 31, 1998, while multi-family, commercial real estate, and home equity loans increased 109 percent during the same period. At the same time, asset quality has not been sacrificed, as nonperforming loans amounted to just
0.37 percent of total loans in the first quarter. The company's stock, far from a laggard, has produced a respectable annualized return on investment of 54 percent since Alliance's IPO in 1992.

The company points out that its acquisition of Southwest Bancshares is the second merger transaction in two years, coming after a merger with Hinsdale Financial Corp. in February of 1997, which doubled the size of the company to $1.4 billion. Mr. Bristol acknowledges

--------------------------------------------------------------------------------
Alliance Bancorp * June 10, 1999    (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 11
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     that the acquired companies had excess capital that has dragged down profitability numbers over the last year, but stresses that the company has benefited from a larger customer base and increased scale. Moreover, the excess capital is now being worked off with a recently announced buyback program that will allow management to repurchase up to ten percent of the company's outstanding shares. More important, Alliance management has a well-developed strategy for enhancing value that focuses on achieving increases in ROE and EPS.

     To accomplish this task, Alliance intends to diversify its balance sheet, emphasizing lending operations with higher yielding loans such as multi-family, home equity lines of credit, commercial real estate loans, and indirect auto. Management's goal is to reduce its traditional single-family loans to around 50 percent from its current level while maintaining its strict underwriting standards. Mr. Bristol believes that the dissidents' fear of higher risk loans are unjustified, pointing out that the board reviews all loans greater than $1 million and that senior managers personally review every loan in excess of $300,000. The second initiative is to increase noninterest and other fee income. The two main sources include the company's Preferred Mortgage Associates Ltd. (PMA) and Liberty Financial Services subsidiaries. PMA is one of the largest mortgage loan originators in the Chicago metropolitan area, and management is upgrading the company's technological resources to enhance efficiency and profitability. Liberty Financial Services offers a complete line of securities brokerage services through INVEST Financial Corp. Because of the emphasis placed on these products, total fee income increased 29.7 percent in 1998. Mr. Bristol has stated that he would like to see fee income account for between 25 and 30 percent of total revenue.

     Finally, the company intends to leverage the company's excess capital by borrowing from the Federal Home Loan Bank of Chicago and investing the money in mortgage-backed securities and government agencies to incrementally add to income. This is in addition to the aforementioned stock repurchase program and an attractive annual dividend of $0.56 per share. All of these initiatives, coupled with management's continuing integration of the mergers, are laying the foundation for future value creation.

     When asked about selling the company, Mr. Bristol responded that the election of the dissident slate would not help the board much because the company has hired investment banks in the past to evaluate its strategy and is working with one now on a "consulting" basis. What he does not want to happen is to have a potential acquirer know that there are three members on the board who are biased toward selling the company, which could lead to a bidder not offering full value for the company's shares.



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Alliance Bancorp * June 10, 1999     (c)1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

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     CONCLUSION

     In terms of operating and stock performance, the evidence against management is clear. The company has significantly underperformed its peer group (eight Midwestern thrifts with assets between $1 and $5 billion) in each of the last five years in terms of ROA, ROE, and cost control. For 1998, the company had ROA of 0.76 percent, ROE of 8.32 percent, and an efficiency ratio (which measures the amount of capital spent to earn each dollar of profit) of 63.95 percent. The company's peer group achieved ROA, ROE, and an efficiency ratio of 0.86 percent, 11.06 percent, and 58.53 percent, respectively.

     This sustained period of underperformance has not gone unnoticed by investors. As outlined in the company's proxy statement, Alliance's stock has returned only 12.3 percent over the last five years, versus 22.5 percent for the S&P Savings and Loan Companies. Over the three-year period, the company managed an 11-percent return while its peers returned a shade under 29 percent. Nor do the company's shares provide much protection in a down market either: For the year ended Dec. 31, 1998, Alliance's stock was down 25 percent, versus a loss of seven percent for the peer group companies.

     The dissidents may also be correct in asserting that the board has become too close to management. Of the 15 current directors, 73 percent have been on board for a period of ten years or more, while seven members have been on for 20 years or more. While ISS believes that hands-on company experience can be beneficial in many situations, its does not appear to have served shareholders well in this instance. We believe that LFP's dissident slate of nominees will bring a fresh perspective to the board and will help to ensure that management answers pointed and critical questions in regard to the company's operations and future direction.

     MANAGEMENT PROPOSALS (WHITE card)

/ /  ITEM 1: ELECT DIRECTORS

     Alliance classifies its 15 directors into three director classes. This proposal seeks election of five directors for three-year terms expiring in 2002.

     The full board comprises three insiders, two affiliated outsiders, and ten independent outsiders. David Mill, Donald Sveen, H. Verne Loeppert, Russell Stephens, Vernon Thomas, Jr., Whit Hughes, William O'Donnell, and William Rybak, independent outside directors, and Richard Webber and Edward Burns, affiliated outside directors, have served on the board for a period of ten years or more.

--------------------------------------------------------------------------------
Alliance Bancorp * June 10, 1999     (c)1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 13
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     The Audit & Compliance Committee comprises five independent outsiders. The
     Compensation & Personnel Administration Committee comprises one affiliated outsider and four independent outsiders. There is no standing nominating committee. ISS prefers that companies establish a separate nominating committee and that all key committees include only independent outsiders.

     We recommend WITHHOLDING votes from the management director nominees.


*    ITEM 2: RATIFY AUDITORS

     The board recommends that KPMG LLP be approved as the company's independent accounting firm for the coming year. Note that the auditors' report contained in the annual report is unqualified, meaning that in the opinion of the auditor, the company's financial statements are fairly presented in accordance with generally accepted accounting principles.

     We recommend a vote FOR the auditors.

     DISSIDENT PROPOSALS (GREEN CARD)


*    ITEM 1: ELECT DIRECTORS (OPPOSITION SLATE)

     This item seeks shareholder approval to elect the dissident slate of three directors.

     We recommend a vote FOR Item 1.

*    ITEM 2: RATIFY AUDITORS

     The dissident group will vote proxies for the approval of KPMG LLP as the company's independent accounting firm for the coming year. Note that the auditors' report contained in the annual report is unqualified, meaning that in the opinion of the auditor, the company's financial statements are fairly presented in accordance with generally accepted accounting principles.

     We recommend a vote FOR the auditors.



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Alliance Bancorp  * June 10, 1999   (c) 1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 14
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                                 --------------

                                Alliance Bancorp
                                 1 Grant Square
                            Hinsdale, Illinois 60521
                                 (630) 323-1776

     COMPANY SOLICITOR: Kissel-Blake, Inc. (212) 344-6733

     SHAREHOLDER PROPOSAL DEADLINE: January 14, 2000

     This proxy analysis has not been submitted to, or received approval from, the Securities and Exchange Commission. While ISS exercised due care in compiling this analysis, we make no warranty, express or implied, regarding the accuracy, completeness, or usefulness of this information and assume no liability with respect to the consequences of relying on this information for investment or other purposes.

     ENDNOTES

     1. Mr. Burns is a former CEO of Liberty Bancorp, which merged with Hinsdale Financial Corp. to form Alliance Bancorp. Source: Alliance Bancorp 1999 Proxy Statement, p. 2.

     2. Mr. Davis is an executive officer of Preferred Mortgage Associates, Ltd., a subsidiary of the company. Source: Alliance Bancorp 1999 Proxy Statement, p. 4.

     3. Mr. Novy is a former CEO of Liberty Bancorp, which merged with Hinsdale Financial Corp. to form Alliance Bancorp. Source: Alliance Bancorp 1999 Proxy Statement, p. 4.

     4. Mr. Webber is a former executive officer of Southwest Bancshares, Inc., which merged with the company in May 1998. Source: Alliance Bancorp 1999 Proxy Statement, p. 5.

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Alliance Bancorp * June 10, 1999     (c)1999, Institutional Shareholder Services
Jayson Bozek, CFA, Senior Analyst                            Phone: 301/545-4555